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                                                                      EXHIBIT 14

              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 31, 2001 relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report of AEGON/Transamerica Series Fund, Inc. (previously WRL Series Fund, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Tampa, Florida
January 28, 2002